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                               OCEAN ENERGY, INC.,
                              a Texas corporation,

                                    as Issuer

                                       and
                              THE BANK OF NEW YORK,

                                   as Trustee

                              --------------------

                          FIRST Supplemental Indenture

                           Dated as of March 30, 1999

                                       to

                          SENIOR SUBORDINATED Indenture

                            Dated as of July 15, 1993

                              --------------------



                    8 5/8% Senior Subordinated Notes due 2005

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

7

                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of March 30, 1999, by and among Ocean Energy, Inc. (formerly known as Seagull Energy Corporation), a Texas corporation (the "ISSUER"), Ocean Energy, Inc., a Louisiana corporation ("OEI SUB"), and The Bank of New York, a New York banking association, as trustee (the "TRUSTEE").

                                    RECITALS

         WHEREAS, the Issuer and the Trustee are parties to that certain Senior Subordinated Indenture, dated as of July 15, 1993 (the "INDENTURE"), pursuant to which the Issuer has issued an aggregate principal amount of $150,000,000 of 85/8% Senior Subordinated Notes due 2005; and

         WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 24, 1998, as amended by Amendment No. 1 thereto, dated as of December 9, 1998, by and between Ocean Energy, Inc., a Delaware corporation ("OLD OCEAN"), and the Issuer, Old Ocean has merged with and into the Issuer, with the Issuer as the surviving entity, and the Issuer has changed its name to "Ocean Energy, Inc., a Texas corporation"; and

         WHEREAS, OEI Sub is a wholly owned subsidiary of the Issuer; and

         WHEREAS, pursuant to Section 8.1(c) of the Indenture, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may enter into one or more supplemental indentures without the consent of the Holders to add to the covenants of the Issuer under the Indenture such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of all or any series of Securities; and

         WHEREAS, the Issuer desires and has requested the Trustee to join with it and OEI Sub in entering into this Supplemental Indenture for the purpose of amending and supplementing the Indenture in certain respects as permitted by
Section 8.1(c).

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, OEI Sub and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Change of Corporate Name. Any and all references in the Indenture to Seagull Energy Corporation or the "Issuer" shall be deemed henceforth to refer to Ocean Energy, Inc., a Texas corporation.

3. Designation of Restricted Subsidiaries. The Issuer's Board of Directors has designated the Subsidiaries listed in the resolutions attached hereto as Exhibit A to be "Restricted Subsidiaries" under the Indenture. The Issuer hereby delivers to the Trustee the certified resolutions of the Board of Directors giving effect to such designations, which are attached hereto as Exhibit A.

4.       Amendments.

                  (a) Article One. Article One of the Indenture is hereby amended to add the following terms and their respective definitions in proper alphabetical order:

         "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

          "Guarantor Senior Indebtedness" means Indebtedness of a Subsidiary Guarantor outstanding at any time except (a) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee, (b) the Subsidiary Guarantee of such Subsidiary Guarantor, (c) any Indebtedness of a Subsidiary Guarantor to a wholly-owned subsidiary of such Subsidiary Guarantor, (d) interest accruing after the filing of a petition initiating any proceeding of the type referred to in Sections 5.1(e) and 5.1(f) unless such interest is an allowed claim enforceable against such Subsidiary Guarantor in a proceeding under federal or state bankruptcy laws and (e) trade payables.

         "Subsidiary Guarantee" means any guarantee of the Securities by any Subsidiary Guarantor pursuant to Article Fourteen hereof.

         "Subsidiary Guarantor" means each of the Issuer's Restricted Subsidiaries, if any, that becomes a guarantor of the Securities pursuant to
Section 14.1 hereof and executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor, in each case until such time as the Subsidiary Guarantee of such Person is released in accordance with the provisions of Article Fourteen hereof.

                  (b) Section 8.1. Section 8.1 of the Indenture is hereby amended as follows:

                           (i)      by deleting the word "and" at the end of

paragraph (e);

                           (ii) by deleting the "." at the end of paragraph  (f)

and inserting "; and" in place thereof; and

                           (iii)    by adding a new paragraph (g) as follows:

                                    "(g)  to   reflect   the   release   of  any
                           Subsidiary Guarantor from its Subsidiary Guarantee, or the addition of any Restricted Subsidiary of the Issuer as a Subsidiary Guarantor, in the manner provided in this Indenture."

                  (c) Article Fourteen. The following is hereby added as Article Fourteen of the Indenture:

                                ARTICLE FOURTEEN

                                   GUARANTEES

         SECTION 14.1      Subsidiary Guarantees.

         The Issuer may designate any Restricted Subsidiary to be a Subsidiary Guarantor. Any such designation shall be evidenced by a certified resolution of the Board of Directors delivered to the Trustee. Subject to Section 14.5 hereof, each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities and the obligations of the Issuer hereunder and thereunder, that:

                  (a) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any (to the extent permitted by law), and interest on any interest, if any, on the Securities, and all other payment obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and

                  (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise.

         Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Issuer. The Subsidiary Guarantors agree that their obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor waives diligence, presentment, demand of payment, notice of acceleration, notice of intent to accelerate, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors, or any liquidator or other similar official acting in relation to either the Issuer or the Subsidiary Guarantors, any amount paid by the Issuer or any Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee, to the extent theretofore discharged by such payment, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to, and waives, any right to exercise any right of subrogation in relation to the Holders in respect of any obligations guaranteed by the Subsidiary Guarantee, except as provided under Section 14.5 hereof. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed by the Subsidiary Guarantee may be accelerated as provided in Article 5 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of its Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor pursuant to Section 14.5 after the Securities and the obligations hereunder shall have been paid in full to the Holders under the Subsidiary Guarantees.

         SECTION 14.2      Execution and Delivery of Subsidiary Guarantee.

         To evidence its Subsidiary Guarantee set forth in Section 14.1 hereof, each Subsidiary Guarantor shall execute and deliver a supplemental indenture, which supplemental indenture shall be executed on behalf of such Subsidiary Guarantor, by manual or facsimile signature, by an officer of such Subsidiary Guarantor.

         Each Subsidiary Guarantor agrees that its Subsidiary Guarantee set forth in Section 14.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security (whether issued before or after the date such Subsidiary Guarantor becomes a Subsidiary Guarantor) a notation of such Subsidiary Guarantee.

         SECTION 14.3 Subsidiary Guarantors May Consolidate, Etc., on Certain Terms.

         No Subsidiary Guarantor may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person unless the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor, another Subsidiary Guarantor or the Issuer) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture. In the case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee, of the Subsidiary Guarantee, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

         SECTION 14.4      Releases of Subsidiary Guarantees.

         The Issuer may designate any Subsidiary Guarantor, at any time and from time to time, to be released from its Subsidiary Guarantee if (i) no Event of Default has occurred and is continuing, and (ii) such designation and release will not cause the occurrence of an Event of Default. Any such designation shall be evidenced by a certified resolution of the Board of Directors delivered to the Trustee. Upon delivery of such certified resolution to the Trustee, such Subsidiary Guarantor shall be automatically and immediately released from all of its obligations under its Subsidiary Guarantee, this Indenture and the Securities. If requested by the Issuer, the Trustee will join with the Issuer and such Subsidiary Guarantor in executing and delivering a supplemental indenture evidencing the release of such Subsidiary Guarantor from all of its obligations under its Subsidiary Guarantee, this Indenture and the Securities.

         SECTION 14.5      Limitation on Subsidiary Guarantor Liability;
Contribution.

         Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or fraudulent conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to this Section 14.5, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. This Section 14.5 is for the benefit of the creditors of each Subsidiary Guarantor.

         In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee.

         SECTION 14.6 Subsidiary Guarantees Subordinated to Guarantor Senior Indebtedness.

         Each Subsidiary Guarantor covenants and agrees, and each Holder of Securities of each series, by his acceptance thereof, likewise covenants and agrees, that anything in this Indenture or the Securities of any series to the contrary notwithstanding, that the Subsidiary Guarantees are subordinate and junior in right of payment to all Guarantor Senior Indebtedness to the same extent as the Securities are subordinate and junior to Senior Indebtedness. Such subordination shall be subject to the terms, conditions, covenants and exclusions set forth in Article Thirteen as if the terms of Article Thirteen were repeated in full in this Article Fourteen and modified as appropriate to apply to the Subsidiary Guarantees and other obligations of each Subsidiary Guarantor instead of the Securities and other obligations of the Issuer.

5. Designation of Subsidiary Guarantor. The Issuer's Board of Directors has designated OEI Sub to be a Subsidiary Guarantor under the Indenture. The Issuer hereby delivers to the Trustee the certified resolution of the Board of Directors giving effect to such designation, which is attached hereto as Exhibit
A. OEI Sub hereby agrees to be a Subsidiary Guarantor under the Indenture, and agrees to guarantee the Securities and be bound by the other covenants and obligations of a Subsidiary Guarantor, all to the extent set forth in the Indenture, as modified by this Supplemental Indenture.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO

PRINCIPLES OF CONFLICTS OF LAWS.

8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                     OCEAN ENERGY, INC., a Texas corporation

                                     By:

                                          Stephen A. Thorington,

                        Senior Vice President - Finance,

                        Treasury & Corporate Development

                                     THE BANK OF NEW YORK, as Trustee

                                     By:
                                     Name:
                                     Title:

                   OCEAN ENERGY, INC., a Louisiana corporation

                                     By:

                                           James C. Flores, President